================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM T-1

    STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT
             OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                                 75-2353745
   (State of incorporation                                    (I.R.S. employer
   if not a national bank)                                   identification No.)

  2001 Ross Ave, Suite 2700                                        75201
        Dallas, Texas                                           (Zip Code)
    (Address of trustee's
principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                            2001 Ross Ave, Suite 2700
                               Dallas, Texas 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                                 ---------------

                          NEXTLINK COMMUNICATIONS, INC.
               (Exact name of OBLIGOR as specified in its charter)

               Washington                                        91-1738221
     (State or other jurisdiction of                         (I. R. S. Employer
     incorporation or organization)                          Identification No.)

          155 108th Avenue, NW                                       98004
          Bellevue, Washington                                    (Zip code)
(Address of principal executive offices)

                           --------------------------
                        % Senior Discount Notes due 2009
                       (Title of the indenture securities)

================================================================================

                                     GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                   (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Dallas, Texas
          The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the Trustee:

                               As of May 21, 1999
--------------------------------------------------------------------------------
                        Col A.                                Col B.
--------------------------------------------------------------------------------
                    Title of Class                      Amount Outstanding
--------------------------------------------------------------------------------

       Capital Stock - par value $100 per share            5,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not Applicable

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not Applicable

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     Not Applicable

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not Applicable

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not Applicable

13.  DEFAULTS BY THE OBLIGOR.

     Not Applicable

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not Applicable

15.  FOREIGN TRUSTEE.

     Not Applicable

16.  LIST OF EXHIBITS.

     T-1.1- A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

         T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

         T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

         T-1.4 -      A copy of the By-laws of the U.S. Trust Company of
                      Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

         T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of May 21, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 21, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,597,534 shares of $1 par value Common Stock as of May 21, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                 ---------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 21st day of May, 1999.

                                              U.S. Trust Company
                                              of Texas, N.A., Trustee


                                              By:  /s/ Pat Gallagher
                                                  ------------------------
                                                    Authorized Officer

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of NEXTLINK Communications, Inc., Senior Discount Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                              U.S. Trust Company of Texas, N.A.


                                              By:  /s/ Pat Gallagher
                                                  ------------------------
                                                    Authorized Officer


                                                                  Board of Governors of the Federal Reserve System
                                                                  OMB Number:  7100-0036
                                                                  Federal Deposit Insurance Corporation
                                                                  OMB Number:  3064-005
                                                                  Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council                OMB Number:  1557-0081
                                                                  Expires March 31, 2001
------------------------------------------------------------------------------------------------------------------
                                                                  (1)
                                                                  Please Refer to Page I, Table of
                                                                  Contents, for the required
                                                                  disclosure of estimated burden.
------------------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND
INCOME FOR A BANK WITH DOMESTIC
OFFICES ONLY AND TOTAL ASSETS OF LESS
THAN $100 MILLION OR MORE BUT LESS THAN
$300 MILLION - - FFIEC 033

REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1999                        (19990331)
                                                                     (RCRI 9999)

This report is required by law: 12 U.S.C. Section ss. 324 (State member banks); 12 U.S.C. Section ss. 1817 (State nonmember banks); and 12 U.S.C. Section ss. 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,      Alfred B. Childs, Managing Director
  ----------------------------------------------------
  Name and Title of  Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/         Alfred B. Childs
  ----------------------------------------------
  Signature of Officer Authorized to Sign Report

April 21, 1999
--------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: these instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Stuart M. Pearman
-------------------------
 Director (Trustee)


/s/ J. T. More, Jr.
-------------------------
 Director (Trustee)


/s/ Arthur White
-------------------------
 Director (Trustee

--------------------------------------------------------------------------------

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 North Prospect Avenue, Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy record of the completed report that the bank places in its files.

-------------------------------------------------------------------------------

FDIC Certificate Number    33217              US TRUST COMPANY OF TEXAS,
                        ------------          NATIONAL ASSOCIATION
                        (RCRI 9050)           ---------------------------------
                                              Legal Title of Bank (TEXT 9010)


                                              DALLAS___________________________
                                              City (TEXT 9130)

                                              TX___________        75201_______
                                              State Abbrev.        Zip Code.

   Board of Governors of the Federal Reserve System, Federal Deposit Insurance
             Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.     Call Date:       3/31/1999       State #: 48-6797       FFIEC  033
2001 ROSS AVENUE, SUITE 2700          Vendor ID:               D        Cert #:   33217       RC-1
DALLAS, TX  75201                     Transit #:        11101765
                                                                                              ----------
                                                                                                   9
                                                                                              ----------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                     C200
                                                                                                 DOLLAR
AMOUNTS IN THOUSANDS
ASSETS
 1.     Cash and balances due from depository institutions:                                            RCON
                                                                                                                ----------
        a.     Noninterest-bearing     balances    and    currency    and    coin  ______   _______    0081         1,297  1.a
        (1,2)__________________
                                                                                                                ----------
        b.                Interest                bearing                balances  ______   _______    0071           696  1.b
        (3)____________________________________________
                                                                                                                ----------
 2.     Securities:
                                                                                                                ----------
        a.  Held-to-maturity securities (from Schedule RC-B, column                ______   _______    1754             0  2.a
        A)_______________
                                                                                                                ----------
        b.   Available-for-sale    securities   (from   Schedule   RC-B,   column  ______   _______    1773       131,683  2.b
        D)______________
                                                                                                                ----------
 3.     Federal  funds sold (4) and  securities  purchased  under  agreements  to                      1350         6,000  3
        resell:
                                                                                                                ----------
 4.     Loans and lease financing receivables:                                     RCON
                                                                                            --------
        a.  Loans  and   leases,   net  of   unearned   income   (from   Schedule   2122     22,709                        4.a
        RC-C)____________
                                                                                            --------
        b.       LESS:       Allowance       for       loan       and       lease   3123        260                        4.b
        losses_______________________________
                                                                                            --------
        c.           LESS:            Allocated           transfer           risk   3128          0                        4.c
        reserve___________________________________
                                                                                            --------
                                                                                                                ----------
        d.  Loans and leases, net of unearned income, allowance, and reserve                           RCON
                                                                                                       ----
             (item             4.a            minus            4.b            and  ______   _______    2125        22,249  4.d
        4.c)_____________________________________________
                                                                                                                ----------
 5.     Trading                                                                    ______   _______    3545             0  5.
        assets____________________________________________________________
                                                                                                                ----------
 6.     Premises      and      fixed      assets      (including      capitalized  ______   _______    2145           917  6.
        leases)______________________
                                                                                                                ----------
 7.     Other        real        estate        owned        (from        Schedule  ______   _______    2150             0  7.
        RC-M)______________________________
                                                                                                                ----------
 8.     Investments in unconsolidated subsidiaries and associated companies
        (from Schedule RC-M)_____________________________________________________  ______   _______    2130             0  8.
                                                                                                                ----------
 9.     Customers'      liability     to     this     bank     on     acceptances  ______   _______    2155             0  9.
        outstanding__________________
                                                                                                                ----------
10.     Intangible               assets              (from               Schedule  ______   _______    2143         1,950  10.
        RC-M)____________________________________
                                                                                                                ----------
11.     Other                assets                (from                 Schedule  ______   _______    2160         2,527  11.
        RC-F)_________________________________________
                                                                                                                ----------
12.     Total        assets       (sum       of       items       1       through  ______   _______    2170       167,519  12.
        11)____________________________________
                                                                                                                ----------


(1) Includes cash items in process of collection and unposted debits. (2) Included time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.     Call Date:       3/31/1999       State #: 48-6797       FFIEC  033
2001 ROSS AVENUE, SUITE 2700          Vendor ID:               D        Cert #:   33217       RC-1
DALLAS, TX  75201                     Transit #:        11101765
                                                                                              ----------
                                                                                                   9
                                                                                              ----------
                                                                                                                  ---------------
                                                                                                                        10
                                                                                                                  ---------------

SCHEDULE RC - CONTINUED
                                                              _________________                  DOLLAR
AMOUNTS IN THOUSANDS
LIABILITIES
13.     Deposits:
        a.  In domestic offices (sum of totals of                                                      RCON
                                                                                                                ----------
             columns         A         and        C         from         Schedule   RCON               2200       141,618  13.a
        RC-E)___________________________________
                                                                                                                ----------
                                                                                            --------
             (1)  Noninterest-bearing                                               6631      8,794                        13.a.1
        (1)_____________________________________________
                                                                                            --------
             (2)  Interest-bearing                                                  6636    132,824                        13.a.2
           ---------------------------------------------
                                                                                            --------
        b.    In foreign offices, Edge and Agreement subsidiaries, and IBFs (1)
        Noninterest-bearing________________________________________________
              (2)
        Interest-bearing___________________________________________________
                                                                                                                ----------
14.     Federal  funds  purchased(2)  and  securities  sold under  agreements  to                      RCON             0  14
                                                                                                       ----
        repurchase:                                                                                    2800
                                                                                                                ----------
15.     a.        Demand        notes        issued       to       the       U.S.  ______   _______    2840             0  15.a
        Treasury_________________________________________________________________
                                                                                                                ----------
        b.                                                                Trading  ______   _______    3548             0  15.b
        liabilities______________________________________________________

16. Other borrowed money:
                                                                                                                ----------
        A.     WITH    A     REMAINING     MATURITY     OF    ONE     YEAR     OR  ______   _______    2332             0  16.a
        LESS_____________________________________________________________________
                                                                                                                ----------
        B.  WITH A  REMAINING  MATURITY  OF MORE  THAN  ONE  YEAR  THROUGH  THREE  ______   _______    A547         2,000  16.b
        YEARS____________________________________________________________________
                                                                                                                ----------
        C.    WITH    A     REMAINING     MATURITY    OF    MORE    THAN    THREE  ______   _______    A548         1,000  16.c
        YEARS____________________________________________________________________
17.     Not applicable
                                                                                                                ----------
18.     Bank's       liability       on       acceptances       executed      and  ______   _______    2920             0  18.
        outstanding______________________________________________________________
                                                                                                                ----------
19.     Subordinated                           notes                          and  ______   _______    3200             0  19.
        debentures_______________________________________________________________
                                                                                                                ----------
20.     Other               liabilities               (from              Schedule  ______   _______    2930         2,317  20.
        RC-G)______________________________________
                                                                                                                ----------
21.     Total       liabilities      (sum      of      items      13      through  ______   _______    2948       146,935  21.
        20)______________________________________________________________________
                                                                                                                ----------
22.     Not applicable
EQUITY CAPITAL

23.     Perpetual          preferred          stock          and          related                      RCON
                                                                                                       ----
        surplus__________________________________________________________________  ______   ______     3838       7,000  23.
                                                                                                               ---------
24.     Common stock___________________________________________________________    ______   ______     3230         500  24.
                                                                                                               ---------
25.     Surplus     (exclude     all     surplus     related     to     preferred
        stock)____________________________________________________________________ ______   ______     3839       8,384  25.
                                                                                                               ---------
26.     a.           Undivided            profits           and           capital
        reserves__________________________________________________________________ ______   ______     3632       4,406  26.a
                                                                                                               ---------
        b.  Net   unrealized   holding  gains   (losses)  on   available-for-sale
        securities________________________________________________________________ ______   ______     8434         294  26.b
                                                                                                               ---------
27.     Cumulative            foreign            currency             translation
        adjustments______________________________________________________________
                                                                                                               ---------
28.     Total     equity     capital     (sum     of     items     23     through
        27)____________________________                                            ______   ______     3210      20,584  28.
                                                                                                               ---------
29.     Total   liabilities   and   equity   capital   (sum  of   items   21  and
        28)___________________                                                     ______   ______     2257     167,519  29.
                                                                                                               ---------

MEMORANDUM
   TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
     NUMBER
                                                                                                                ---------
 1.  Indicate in the box at the right the number of the  statement  below that best  describes  the most
      comprehensive level of auditing work performed for the bank by independent  external auditors               6724     1  M.1
     as      of                          any            date  during 1998
                                                                                                                ---------

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5=      Review of the bank's financial statements by external auditors

6=      Compilation of the bank's financial statements by external auditors

7=      Other audit procedures (excluding tax preparation work)

8=      No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.